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                                                                    EXHIBIT 23.8


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2000, with respect to the consolidated financial statements of Paine Webber Group Inc. in Post-Effective Amendment No. 2 to the Registration Statement (Form F-1 No. 333-52832) and related Prospectus of UBS AG for Debt Securities and Trust Preferred Securities and related guarantees of UBS AG.


                                                 Ernst & Young LLP

New York, New York
March 29, 2001